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                                                                   EXHIBIT 10.12


                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT, dated as of December 1, 1999, by and between Verdant Brands, Inc. a Minnesota corporation (the "Company"), and John F. Hetterick , an individual resident of Minneapolis, Minnesota ("Executive").

     WHEREAS, Executive has heretofore been rendering services for the Company as its Chief Operating Officer; and

     WHEREAS, the Company and Executive wish to restate the terms and conditions upon which Executive will render services for the Company or its affiliates in the future.

     NOW, THEREFORE, in consideration of the premises and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

     1.   Employment.  The Company hereby employs Executive, and Executive
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accepts such employment and agrees to perform services for the Company or its affiliates, for the period and upon the other terms and conditions set forth in this agreement.

     2.   Term.  The term of Executive's employment hereunder shall be deemed to
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commence on the date of this agreement and shall continue until terminated in accordance with section 8 of this agreement (the "Term").

     3.   Position and Duties.
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          3.01  Service with Company. During the Term, Executive agrees to
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perform such reasonable employment duties as the Board of Directors of the
Company shall assign to him from time to time. Executive shall have the titles of President and Chief Executive Officer and shall serve as a director of the Company; provided, however, that Executive shall not be entitled to any additional compensation for serving as an officer or director.

          3.02  Performance of Duties. Executive agrees to serve the Company and
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its affiliates faithfully and to the best of his ability and to devote his full time, attention and efforts to the business and affairs of the Company or its affiliates during the Term. Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this agreement, and that during the term of this agreement, he will not render or perform services for any other corporation, firm, entity or person which are inconsistent with the provisions of this agreement.

     4.   Compensation.
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          4.01  Base Salary.  As compensation for all services to be rendered
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by Executive under this agreement during the first year of the Term, the Company shall pay to Executive a base salary of $200,000, which salary shall be paid on a semi-monthly basis in accordance with the Company's normal payroll procedures and policies. The base salary payable to Executive during each subsequent year during the Term shall be reviewed and adjusted by the Company's Board of Directors annually, but in no event shall the base salary for any year be less than the base salary for the previous year.

          4.02  Incentive Compensation. In addition to the base salary described
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in section 4.01, Executive shall be eligible to participate in an executive compensation incentive plan that will provide

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for aggregate bonus payments of up to 60% of base salary based on a combination of financial and non-financial objectives that are established by the Company's Board of Directors.

          4.03  Automobile Allowance.  In addition to the compensation described
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in sections 4.01 and 4.02, the Company shall provide Executive with an automobile allowance of $500 per month to cover the costs associated with owning and operating an automobile for business purposes.

          4.04  Participation in Benefit Plans.  Executive shall be entitled to
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participate in all employee benefit plans or programs of the Company to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this agreement, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. In addition, the Company shall make reimburse Executive, up to an annual amount not to exceed Five Thousand Dollars ($5,000), for the premium costs incurred by Executive for life insurance and long-term disability income insurance policies which Executive maintains personally.

          4.05  Expenses.  The Company will pay or reimburse Executive for all
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reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this agreement, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expense verification.

          4.06  Incentive Stock Options. Effective as of the date of next annual
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meeting of the shareholders of the Company and subject to the approval by the shareholders of an amendment to the Company's employee incentive stock option plan to permit the Company is issue options for the purchase of more than 100,000 shares in any calendar year, the Company shall issue to Executive incentive stock options for the purchase of 150,000 shares of the Company's common stock at an exercise price equal to the fair market value of the Company's common stock on the date of issuance of such stock options. Such stock options shall vest in equal monthly installments over a three (3) year period. In the event Executive is terminated by the Company without "Cause" or following a "Change of Control" (as such terms are defined in section 8.05), all unvested options shall become fully vested and immediately exercisable.

     5.   Confidential Information.  Except as permitted or directed by the
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Company's Board of Directors, during the term of this agreement or at any time thereafter Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company which Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated companies prior to the date of this agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of this agreement, Executive will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the

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form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this agreement by Executive.

     6.   Ventures.  If, during the term of this agreement, Executive is engaged
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in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as formally approved by the Company's Board of Directors, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the salary to be paid to Executive as provided in this agreement.

     7.   Noncompetition Covenant.
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          7.01  Agreement Not to Compete. Executive agrees that, during the term
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of his employment by the Company or its affiliates and for a period of two (2)
years after the termination of such employment (whether such termination is occasioned by Executive or the Company), he shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) in any phase of the business which the Company is conducting during the period of Executive's employment with the Company, including the development, manufacture, distribution, marketing, or selling of products, accessories, devices or systems relating to, the products or services being sold by the Company or its affiliates.

          7.02  Geographic Extent of Covenant.  The obligations of Executive
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under section 7.01 shall apply to any geographic area in which the Company or its affiliates:

          (a) have engaged in business during the term of this agreement through production, promotional, sales or marketing activity, or otherwise, or

          (b) have otherwise established their goodwill, business reputation, or any customer or supplier relations.

          7.03  Limitation on Covenant.  Ownership by Executive, as a passive
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investment, of, an immaterial amount of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this section 7.

          7.04  Indirect Competition.  Executive further agrees that, during the
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term of this agreement, he will not, directly or indirectly, assist or, encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this section 7 if such activity were carried out by Executive, either directly or indirectly; and in particular Executive agrees that he will not, directly or indirectly, induce any employee of the Company or its affiliates to carry out, directly or indirectly, any such activity. Executive further agrees that, Executive will not hire, directly or indirectly, any individual who is an employee of the Company or its affiliates at the time of termination.

     8.   Termination.
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          8.01  Termination by the Company.  This agreement may be terminated by
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the Company at any time upon the occurrence of any of the following events:

          (a)   Executive shall die, or

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          (b)   The Board of Directors of the Company has determined (with
     Executive abstaining from such determination if he is then a member of the Board of Directors) that Executive has become disabled, or

          (c) The Board of Directors of the Company shall notify Executive that the agreement is being terminated for "Cause", or

          (d) Either the Company or Executive elects to terminate this agreement (which election may be made with or without cause) and gives the other party at least sixty (60) days prior written notice of such election, or

          (e) Executive shall notify the Company within six (6) months of Change of Control that he is terminating his employment with the Company.

     Notwithstanding any termination of this agreement, Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive's employment.

          8.02  Severance Payments.
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          (a)   If Executive's employment with the Company is terminated by the
     Company pursuant to subsection 8.01(d) without "cause" or is terminated by Executive pursuant to subsection 8.01(e), the Company shall use its best efforts to assist Executive in obtaining new employment and, in furtherance of such commitment, shall provide Executive with up to $12,000 in out-placement services. Subject to the provisions of subsection (b) of this section 8.02, in the event of such termination, the Company shall also pay to Executive, as severance pay, (i) his base monthly salary for a period of twenty four (24) months after the date of termination of employment, and
     (ii) an amount equal to the average bonus paid to Executive for the two (2) years immediately prior to the year of termination for employment, and shall continue to provide health insurance benefits for Executive (or, at the Company's option, to reimburse Executive for the cost to him of maintaining comparable health insurance benefits) for a period of twelve
     (12) months after the date of termination of employment. The base salary payments shall continue to be made on a monthly basis. The bonus payment shall be paid to Executive in one (1) lump sum within thirty (30) days after the date of termination.

          (b) In the event of any termination of the employment of Executive by the Company pursuant to subsection 8.01(d) or by Executive pursuant to subsection 8.01(e), Executive shall use reasonable best efforts to obtain other comparable employment as promptly after such termination as is possible. Notwithstanding the provisions of subsection 8.02(a), if Executive subsequently obtains other full-time employment, the amount of the compensation he receives from such other employment from and after the date which is twelve (12) months after the date of termination of employment shall be offset against the Company's obligations under this section 8.02.

               (c) If Executive voluntarily leaves the employment of the Company other than in accordance with subsection 8.01(e), or his employment is terminated pursuant to subsection 8.01(a), 8.01 (b) or 8.01(c), his right to base salary and benefits shall immediately terminate, except as may otherwise be required by applicable law.

          (d)   If Executive's employment by the Company terminates within six
     (6)

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     months of the end of any fiscal year of the Company, Executive shall also be entitled to receive a pro rata portion (based on the number of days of employment during that fiscal year) of any bonus payment that would have been payable to him for that fiscal year pursuant to section 4.02 if he had been in the employ of the Company for the full fiscal year. No bonus will be payable to Executive with respect to any fiscal year in which he was employed by the Company for less than six (6) months or with respect to any fiscal year after the fiscal year in which his employment terminated.

          8.03  "Disability" Defined.  The Board of Directors may determine that
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Executive has become disabled, for the purpose of this agreement, (a) if
Executive shall qualify, because of illness or incapacity, to begin receiving disability income insurance payments under any disability income insurance policy that the Company is then maintaining for the benefit of its executive-level employees, or (b) if the Company is not then maintaining disability income insurance for its executive-level employees, if Executive is unable, because of illness or incapacity, to render normal employment services pursuant to this agreement with reasonable accommodations for a period of ninety (90) days out of any consecutive 180 day period.

          8.04  Surrender of Records and Property.  Upon termination of his
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employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports data, tables, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

          8.05  Definitions.  As used in this agreement, the following terms
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shall have the meanings set forth below:

          (a)   "Cause" shall mean:

                (i) Executive has breached the provisions of section 5 or 7 of this agreement in any material respect, or

                (ii) Executive has engaged in willful and material misconduct, including willful and material failure to perform his duties as an officer or employee of the Company or its affiliates or excessive absenteeism unrelated to illness or vacation, or

                (iii) Executive has committed fraud, misappropriation or
                      embezzlement in connection with the Company's or its affiliates' business, or

                (iv) Executive has been convicted or has pleaded guilty or nolo contendere to criminal misconduct constituting a gross misdemeanor or a felony, or (v) Executive's use of narcotics, liquor or illicit drug has had a detrimental effect on the performance of his employment responsibilities.

          (b) A "Change of Control" shall mean the occurrence of any of the following events:

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                (i)   a change of control of the Company of a nature required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); or

                (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

                (iii) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company, in one transaction or in a series of related transactions; or

                (iv) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 promulgated under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing fifty percent (50%) or more of the combined voting power of the surviving corporation's then outstanding securities,

     9.   Miscellaneous.
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          9.01  Governing Law.  This agreement is made under and shall be
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governed by and construed in accordance with the laws of the state of Minnesota.

          9.02  Prior Agreements.  This agreement contains the entire agreement
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of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this agreement which are not set forth herein.

          9.03  Withholding Taxes.  The Company may withhold from any benefits
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payable under this agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          9.04  Amendments.  No amendment or modification of this agreement
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shall be deemed effective unless made in writing and signed by the parties hereto.

          9.05  No Waiver.  No term or condition of this agreement shall be
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deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          9.06  Severability.  To the extent any provision of this agreement
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shall be invalid or unenforceable, it shall be considered deleted from this agreement and the remainder of such provision and of this agreement shall be unaffected and shall continue in full force and effect. In furtherance and

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not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

          9.07  Injunctive Relief.  Executive agrees that it would be difficult
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to compensate the, Company fully for damages for any violation of the provisions of this agreement, including without limitation the provisions of sections 5, 7 and 9.05. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

     IN WITNESS WHEREOF, Executive and the Company have executed this agreement as of the date set forth in the first paragraph.

                              VERDANT BRANDS, INC.

                              By   /s/ Stanley Goldberg
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                                       Stanley Goldberg, Chairman


                                       /s/ John F. Hetterick
                              ----------------------------------------------
                                           John F. Hetterick

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